UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 8, 2015

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)
410 Park Avenue, Suite 1220
New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 8, 2015, Equity One, Inc., a Maryland corporation (the "Company"), held its 2015 Annual Meeting of Stockholders (the "2015 Annual Meeting"). The final results for each of the matters submitted to a vote of stockholders at the 2015 Annual Meeting are as follows:

Proposal 1. Election of directors, each to hold office until the Company’s 2016 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

Name	For	Withheld	Broker Non-Votes
Cynthia R. Cohen	83,950,560	24,547,599	10,398,931
David Fischel	105,673,278	2,824,881	10,398,931
Neil Flanzraich	107,044,307	1,453,852	10,398,931
Jordan Heller	107,233,279	1,264,880	10,398,931
Chaim Katzman	93,119,943	15,378,216	10,398,931
Peter Linneman	73,483,089	35,015,070	10,398,931
David Lukes	105,815,004	2,683,155	10,398,931
Galia Maor	84,185,039	24,313,120	10,398,931
Dori Segal	93,444,721	15,053,438	10,398,931

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year.

For	Against	Abstained	Broker Non-Votes
118,171,841	710,562	14,687	—

Proposal 3. Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
105,902,591	2,511,456	84,112	10,398,931

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: May 11, 2015	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary